UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 26, 2015

CHYRONHEGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	01-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

This Current Report on Form 8-K is being filed by ChyronHego Corporation (the “Company”) to update the definitive proxy statement (the “proxy statement”) filed with the Securities and Exchange Commission (the “SEC”) and dated February 6, 2015, concerning the Agreement and Plan of Merger, dated as of November 17, 2014, by and among the Company, Vector CH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (“Purchaser”), and CH Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Purchaser (“Merger Subsidiary”), as such agreement may be amended from time to time (the “Merger Agreement”). The proxy statement was first mailed to the shareholders of the Company on or about February 10, 2015.

As disclosed in the proxy statement, following the announcement of the execution of the Merger Agreement, lawsuits challenging the proposed acquisition of the Company were filed in the Supreme Court of the State of New York, County of Suffolk. Six of the actions have been consolidated as In re ChyronHego Corporation Shareholders Litigation (Index No. 069864-2014) (the “Consolidated Action”), and the complainant in one of the actions, John D. Deleo v. ChyronHego Corporation, et al., was designated as the Lead Plaintiff. The operative complaint in the Consolidated Action, which names as defendants the Company, its directors, Vector Capital Management, L.P., Purchaser and Merger Subsidiary (collectively, the “Defendants”), alleges that the Company’s directors breached their fiduciary obligations in connection with their approval of the Merger Agreement by entering into a transaction that is coercive and constitutes an unfair and inequitable subversion of shareholders’ rights, and that the entity defendants aided and abetted those breaches.

On February 25, 2015, the Defendants in the Consolidated Action entered into a memorandum of understanding (the “MOU”) with respect to a proposed settlement of the Consolidated Action, pursuant to which the parties have agreed, among other things, that the Defendants in the Consolidated Action will make certain supplemental disclosures related to the proposed merger, all of which are set forth in the supplemental disclosures below. The supplemental disclosures to the proxy statement should be read in conjunction with the proxy statement, which should be read in its entirety. The information contained in this Current Report is incorporated by reference into the proxy statement included therein.

The settlement will not affect the timing of the special meeting of the Company, which is scheduled to be held on March 6, 2015, or the amount of the consideration to be paid to the Company’s shareholders in connection with the proposed merger. The settlement is not, and should not be construed as, an admission of wrongdoing or liability by any of the Defendants. The Defendants believe that no further disclosure is required to supplement the proxy statement under applicable laws; however, to avoid the risk that the Consolidated Action may delay or otherwise adversely affect the consummation of the proposed merger and to minimize the expense of defending such action, the Defendants have agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed merger, all of which are set forth below. Nothing in this Current Report or any settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. The parties have agreed to use their collective best efforts to obtain final approval of the settlement and the dismissal of the Consolidated Action with prejudice. The MOU contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Company’s shareholders. As explained in the MOU, if the settlement is finally approved by the New York court, the parties anticipate that it will resolve and release all claims in all actions pursuant to terms that will be disclosed to Company shareholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel in the Consolidated Action will file a petition in the New York court for an award of attorneys’ fees and expenses to be paid by the Company or its successor. The Company or its successor will pay or cause to be paid any attorneys’ fees and expenses awarded by the New York court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the New York court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the MOU may be terminated.

SUPPLEMENTAL DISCLOSURES

The following disclosure is to be added at the end of the first paragraph under the caption “Background of the Merger” on page 9.

In November 2013, the Board authorized Johan Apel, ChyronHego’s President and Chief Executive Officer, to explore ChyronHego’s strategic alternatives.

The following disclosure is to replace the paragraph on page 9 relating to events on February 10, 2014.

On February 10, 2014, ChyronHego and Vector Capital entered into a confidentiality agreement, which had been provided by representatives of Vector Capital to Mr. Apel.

The following disclosure is to be added at the end of the paragraph on page 10 relating to events on May 14, 2014.

Mr. Apel, Mr. Fishman and Mr. Lukens also discussed that certain management shareholders of ChyronHego would be rolling over a portion of their shares of ChyronHego common stock into shares of the resulting company. The number of such Rollover Holders who were to participate in the transaction increased during the discussions that took place between representatives of Vector Capital and Mr. Apel from March 2014 to May 2014. Vector Capital initially proposed that the Rollover Holders be comprised of Mr. Apel, Mr. Kjellin and Mr. Gawell, three key members of ChyronHego management. Mr. Apel asked that all members of ChyronHego management be treated the same in this regard, and accordingly the number of Rollover Holders was increased.

The following disclosure is to be added at the end of the paragraph on page 10 relating to events on May 21, 2014.

The concept of a rollover of equity held by existing ChyronHego shareholders into the entity that would result from a transaction was not discussed with either Party B or Party C.

The following disclosure is to replace the second sentence in the paragraph relating to events on May 29, 2014 on page 10.

This confidentiality agreement, which the Special Committee had authorized Mintz Levin to provide and negotiate, included a standstill provision providing that Vector Capital could not make a bid for ChyronHego that was not approved by the Board for a one year period.

The following disclosure is to be added at the end of the first paragraph on page 11 relating to events on June 2, 2014.

The Vector Capital proposal also included a requirement that certain members of ChyronHego management, whose identities were not specified in the proposal, would roll over a portion of their shares of Common Stock into the entity resulting from the transaction.

The following disclosure is to be added at the end of the paragraph on page 12 relating to events on July 23, 2014.

As part of its discussions with the Special Committee, Duff & Phelps was informed by the Special Committee that Mr. Apel was not happy being the Chief Executive Officer of a publicly traded company.

The following disclosure is to be added as a new paragraph on page 14 immediately prior to the paragraph relating to events on October 14, 2014.

Mr. Apel and representatives of Duff & Phelps communicated in September 2014 to discuss continuing to work with one another, and Mr. Apel and Mr. Sundberg called representatives of Duff & Phelps in early October to discuss their continued negotiations with Vector after the Special Committee had disbanded.

The following disclosure is to be added at the end of the paragraph on page 14 relating to events on October 22, 2014.

Mr. Lukens toured ChyronHego’s Stockholm offices for purposes of completing due diligence in the event that the parties reopened negotiations with respect to the transaction.

The following disclosure is to be added at the end of the paragraph on page 14 relating to events on October 24, 2014.

Mr. Apel’s attorneys provided comments on the draft employment agreement proposed by Vector Capital in the event that the parties reopened negotiations with respect to the transaction.

The following disclosure is to be added at the end of the paragraph on page 14 relating to events on October 27, 2014.

Mr. Apel’s attorneys provided comments on the draft rollover agreement proposed by Vector Capital in the event that the parties reopened negotiations with respect to the transaction.

The following disclosure is to be added at the end of the second paragraph on page 14 relating to events on November 6, 2014.

These recent trading patterns included fluctuations in the price of ChyronHego’s common stock.

The following disclosure is to be added as a new paragraph on page 14 immediately prior to the paragraph relating to events on November 7, 2014.

Following the Board meeting on November 6, representatives of Vector contacted representatives of Duff & Phelps. Duff & Phelps did not discuss its position with Vector regarding its fairness opinion, and Duff & Phelps promptly advised the Special Committee of the communication from Vector Capital.

The following disclosure is to be added as a new paragraph on page 15 immediately after the first paragraph relating to events on November 11, 2014.

When the Special Committee was reconstituted, it was given the same role and responsibilities as it had been given upon its initial formation on May 22, 2014, including the ability to hire its own, independent legal and financial advisors to advise it in responding to transactional inquiries and other strategic alternatives.

The following disclosure is to be added at the end of the paragraph on page 16 relating to events following the meeting on November 17, 2014.

During the go-shop period, Mr. Sundberg and Mr. Apel met in person with one interested party, and representatives of Duff & Phelps participated in this meeting telephonically. In addition, Mr. Sundberg and Mr. Apel met in person with a second interested party. Neither party elected to make an offer to acquire the Company. Following the end of the go-shop period, ChyronHego released all nine signatories to the confidentiality agreements from the standstill provisions contained in those agreements.

The following disclosure is to be added after the third paragraph on page 22 under the heading “Discounted Cash Flow Analysis”.

The foregoing range of implied per share values implied enterprise value multiples of revenue and Adjusted EBITDA as set forth in the table below.

Implied Enterprise Value Multiples	$2.00	$2.32
LTM Revenue	1.27x	1.51x
2014 Revenue	1.25x	1.48x

LTM Adjusted EBITDA	9.9x	11.8x
2014 Adjusted EBITDA	8.1x	9.6x
2015 Adjusted EBITDA	6.5x	7.7x

The following disclosure is to be added immediately above the caption “Summary of Analyses” on page 24.

The foregoing range of implied per share values implied enterprise value multiples of revenue and Adjusted EBITDA as set forth in the table below.

Implied Enterprise Value Multiples	$2.09	$2.35
LTM Revenue	1.34x	1.53x
2014 Revenue	1.31x	1.50x

LTM Adjusted EBITDA	10.5x	12.0x
2014 Adjusted EBITDA	8.5x	9.7x
2015 Adjusted EBITDA	6.8x	7.8x

The following disclosure is to be added as the second paragraph under the caption “Summary of Analyses” on page 24.

The foregoing range of implied per share values implied enterprise value multiples of revenue and Adjusted EBITDA as set forth in the table below.

Implied Enterprise Value Multiples	$2.04	$2.33
LTM Revenue	1.31x	1.52x
2014 Revenue	1.28x	1.49x

LTM Adjusted EBITDA	10.2x	11.9x
2014 Adjusted EBITDA	8.3x	9.7x
2015 Adjusted EBITDA	6.7x	7.8x

The following disclosure is to be added after the first paragraph on page 54.

Company management analyzed some of these projections using an 8 percent discount rate. Company management subsequently adopted the discount rate used by Duff & Phelps in its discounted cash flow analysis. See “Opinion of the Financial Advisor to ChyronHego’s Special Committee – Discounted Cash Flow Analysis.”

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRONHEGO CORPORATION

By:	/s/ Dawn Johnston
Name:	Dawn Johnston
Title:	Interim Chief Financial Officer

Date: February 26, 2015